                                    [LETTERHEAD]


March 26, 1998



Wade Cook Financial Corporation
14675 Interurban Avenue South
Seattle, Washington 98168

Dear Wade Cook Financial Corporation:

We hereby consent to the inclusion in the amendments to the Form 10, as filed by Wade Cook Financial Corporation, of the financial statements audited by Miller and Co. for the fiscal years ending 1996, 1995, and 1994, the notes thereto are our reports and options thereon.

Very truly yours,

MILLER AND CO.

/s/ Marlon G. Buno
------------------
Marlon G. Buno,
Partner